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                                                                    Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors
CT Communications, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 2, 2001, with respect to the financial statements of the North Carolina RSA 5 Cellular Partnership, North Carolina RSA 15 Cellular Partnership, South Carolina RSA No. 2 Cellular General Partnership, South Carolina RSA No. 3 Cellular General Partnership, South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership, South Carolina RSA No. 6 Cellular General Partnership, South Carolina RSA No. 7 Cellular General Partnership, South Carolina RSA No. 8 Cellular General Partnership, and South Carolina RSA No. 9 Cellular General Partnership and to all references to our Firm included in or made a part of this Registration Statement. Such financial statements and our reports thereon are not included separately in CT Communications' Form S-3.



/s/ Arthur Andersen LLP

Little Rock, Arkansas
July 23, 2001